UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

AIRCASTLE LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1020

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 3.03	Material Modifications to Rights of Security Holders

On June 8, 2021, Aircastle Limited, a Bermuda exempted company (the “Company”), closed its previously announced offering (the “Offering”) of 400,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 5.250% Series A Cumulative Redeemable Perpetual Preference Shares par value $0.01 and liquidation preference of $1,000,000 per Series A preference share (equivalent to $1,000 per Depositary Share) (the “Preference Shares”). The Preference Shares are perpetual and have no maturity date.

The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include the repayment, refinancing or redemption of its existing indebtedness.

In connection with the Offering, the Company adopted a Certificate of Designations (the “Certificate of Designations”) with respect to the Preference Shares. Pursuant to the Certificate of Designations, dividends on the Preference Shares, when, as and if declared by the Company’s board of directors or any duly authorized committee thereof, will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021. Dividends will be payable out of amounts legally available for the payment of dividends in accordance with the Companies Act 1981 of Bermuda, as amended (i) from the date of original issue to, but excluding September 15, 2026 (the “original reset date”) at a fixed rate per annum of 5.250% (the “original dividend rate”), (ii) from, and including, the original reset date to, but excluding, September 15, 2031 (the “2031 reset date”), at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as set forth in the Certificate of Designations) plus 4.410%, (iii) from, and including, the 2031 reset date to, but excluding, September 15, 2046 (the “2046 reset date”), during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 4.660% and (iv) from, and including, the 2046 reset date, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 5.410%. Dividends on the Preference Shares will accumulate daily and be cumulative from, and including, the date of original issuance of the Preference Shares.

The Company may not redeem the Preference Shares before the date that is 90 days prior to the original reset date. The Company may, at its option, redeem the Preference Shares, in whole or in part, from time to time during the period beginning 90 days prior to each reset date and ending on such reset date at a redemption price in cash equal to $1,000,000 per Preference Share (equivalent to $1,000 per Depositary Share), plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date. In addition, the Company may redeem the Preference Shares, in whole but not in part, at any time within 90 days following a rating agency event (as defined in the Certificate of Designations) at a redemption price equal to $1,020,000 per Preference Share (equivalent to $1,020 per Depositary Share), plus all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date. Furthermore, in the event of certain tax changes that may require tax withholding with respect to dividends or other payments made on the Preference Shares and, in turn, the Depositary Shares, the Company will, at its election, either (i) pay additional amounts to the holders of the Preference Shares or (ii) redeem the Preference Shares, in each case, as further set forth in the Certificate of Designations.

Except with respect to certain amendments to the terms of the Preference Shares, in the case of certain dividend non-payments and as otherwise required by applicable law, the Preference Shares will not have voting rights.

A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Corporation or Bylaws; Change in Fiscal Year

The information about the Certificate of Designations set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On June 8, 2021, in connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement (the “Deposit Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary (the “Depositary”), and the holders from time to time of depositary receipts (the “Depositary Receipts”) issued thereunder, evidencing the

Depositary Shares. The Preference Shares were deposited against delivery of the Depositary Receipts pursuant to the Deposit Agreement. A copy of the Deposit Agreement and the form of Depositary Receipt is filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

3.1	Certificate of Designations, dated June 8, 2021

4.1	Deposit Agreement, dated June 8, 2021, among Aircastle Limited, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of depositary receipts issued thereunder

4.2	Form of Depositary Receipt (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher L. Beers
Name:	Christopher L. Beers
Title:	Chief Legal Officer and Secretary

Date: June 8, 2021